Exhibit 1.03

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. YOUR EXECUTION HEREOF WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE.

WHITNEY INFORMATION NETWORK, INC.

SELECTED DEALERS AGREEMENT

Dear Sirs:

1. Newbridge Securities Corporation named as the Underwriter (“Underwriter”) in the enclosed Preliminary Prospectus, proposes to offer, along with several underwriters, on a firm commitment basis, subject to the terms and conditions and execution of the Underwriting Agreement, 1,000,000 units at              of the above Company plus an option to purchase up to 150,000 additional units at the same price (the 1,000,000 units and the 150,000 option units shall be referred to collectively as “Securities”). The Securities are more particularly described in the enclosed Preliminary Prospectus, additional copies of which will be supplied in reasonable quantities upon request. Copies of the definitive Prospectus will be supplied after the effective date of the Registration Statement.

2. The Underwriter is soliciting offers to buy, upon the terms and conditions hereof, a part of the Securities from Selected Dealers, including you who are to act as principal and who are (i) registered with the Securities and Exchange Commission (“Commission”) as broker-dealers under the Securities Exchange Act of 1934, as amended (“1934 Act”), and members in good standing with the National Association of Securities Dealers, Inc. (“NASD”), or (ii) dealers or institutions with their principal place of business located outside the United States, its territories and possessions who are not eligible for membership in the NASD and who agree to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD’s Interpretation with Respect to Free Riding and Withholding and with Sections 2730, 2740, 2420, to the extent applicable to foreign nonmember brokers or dealers, and Section 2750 of the NASD’s Rules of Fair Practice. The Securities are to be offered at a public price of $     per share. Selected Dealers will be allowed a concession of             % of the offering price to the public, except as provided below. You will be notified of the precise amount of such concession prior to the effective date of the Registration Statement. You may reallow not in excess of $

per share to dealers who meet the requirements set forth in this Section 2. This offer is solicited subject to the issuance and delivery of the Securities and their acceptance by the Underwriter, to the approval of legal matters by counsel and to the terms and conditions as herein set forth.

3. Your offer to purchase may be revoked in whole or in part without obligation or commitment of any kind by you and any time prior to acceptance and no offer may be accepted by us and no sale can be made until after the registration statement covering the Securities has become effective with the Commission. Subject to the foregoing, upon execution by you of the Offer to Purchase below and the return of same to us, you shall be deemed to have offered to purchase the number of Securities set forth in your offer on the basis set forth in paragraph 2 above. Any oral notice by us of acceptance of your offer shall be immediately followed by written or telegraphic confirmation preceded or accompanied by a copy of the Prospectus. If a contractual commitment arises hereunder, all the terms of this Selected Dealer’s Agreement shall be applicable. We may also make available to you an allotment to purchase Securities, but such allotment shall be subject to modification or termination upon notice from us any time prior to an exchange of confirmations reflecting completed transactions. All references hereafter in this Agreement to the purchase and sale of Securities assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing.

If prior to termination of this Agreement, we purchase or contract to purchase any Securities (or any Securities which we believe have been substituted therefor) which have been purchased by you from us, you hereby agree that we (i) reserve the right not to pay such concession on any of such Securities; (ii) may sell for your account any such Securities so purchased and debit or credit your account with the loss or profit resulting from such sale; or (iii) may require you to purchase any such Securities at a price equal to the total cost of such purchase including commissions and transfer taxes (if any) on redelivery.

4. You agree that in reoffering said Securities, if your offer is accepted after the effective date, you will make a bona fide public distribution of same. You will advise us upon request of Securities purchased by you remaining unsold and we shall have the right to repurchase such Securities upon demand at the public offering price without paying the concession with respect to any Securities so repurchased. Any of the Securities purchased by you pursuant to this Agreement are to be subject to the terms hereof. Securities shall not be offered or sold by you below the public offering price before the termination of this Agreement.

5. Payment for Securities which you purchase is to be made, against delivery, at the full authorized public offering price stated above, or if we shall so advise you, at the public offering price less the dealers’ selling concession stated above, by a certified or official bank check payable to the order of Newbridge Securities Corporation in New York Clearing House Funds. Certificate for the Securities shall be delivered as soon as practicable after delivery instructions are received by the Underwriter.

You, by becoming a member of the Selected Dealers, agree (a) to take up and pay for the number of shares allotted and confirmed to you, (b) not to use any of the Securities to reduce or cover any short position you may have, (c) upon our request, to advise us of the number of Securities purchased from us as manager of the Selected Dealers remaining unsold by you and to resell to us any or all of such unsold Securities at the public offering price stated above, and (d)

to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Securities prior to the making of such solicitations by such persons.

6. A registration statement covering the offering has been filed with the Securities and Exchange Commission in respect to the Securities. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling Securities pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Securities. Nothing contained herein shall render the Selected Dealers a member of the Underwriting Group or partners with the Underwriter or with one another.

7. You will be informed by us as to the states in which we have been advised by counsel the Securities have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Securities in any state. You agree not to sell Securities in any other state or jurisdiction and to not sell Securities in any state or jurisdiction unless you are qualified or licensed to sell securities in such state or jurisdiction.

8. The Underwriter shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder, except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed. Nothing herein contained shall be deemed a commitment on our part to sell you any Securities; such contractual commitment can only be made in accordance with the provisions of paragraph 3 hereof.

10. You represent that you are a member in good standing of the NASD and registered as a broker-dealer with the Commission, or that you are a foreign broker-dealer not eligible for membership under Section 1 of the Bylaws of the NASD who agrees to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD’s interpretation with Respect to FreeRiding and Withholding and with Sections 2730, 2740, 2420 to the extent applicable to foreign nonmember brokers and dealers, and Section 2750 of the NASD’s Rules of Fair Practice. Your attention is called to and you agree to comply with the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD including Section 2740 and the interpretation with respect to “Free-Riding and Withholding;” (b) Section 10(b) of the 1934 Act and Regulation M, 10b-10 of the general rules and regulations promulgated under the 1934 Act; and (c) Rule 15c2-8 of the general rules and regulations promulgated under the 1934 Act requiring the distribution of a preliminary Prospectus to all persons reasonably expected to be purchasers of the Securities from you at least 48 hours prior to the time you expect to mail confirmations. You, as a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited laws and rules and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Securities.

You, by becoming a member of the Selected Dealers, unless you otherwise notify us in writing, hereby represent that (a) neither you nor any of your directors, officers, partners or “persons associated with” you (as defined in the By-Laws of the NASD), nor to your knowledge, any “related person” (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling group or distribution group, and any other persons associated with or related to any of the foregoing) or any other broker-dealer, (i) within the last 18 months have purchased in private transactions, or intends before, at or within 6 months after the commencement of the public offering of the Securities, to purchase in private transactions, any securities of the Company or any parent, predecessor, or subsidiary thereof, (ii) within the last 12 months had any dealings with any of the Company or the parent, predecessor, subsidiary or controlling shareholder thereof, or (iii) have, except as contemplated by this Agreement, any agreement, arrangement or understanding to receive compensation in connection with (as defined by the NASD) the distribution of the Securities except as otherwise agreed to by us.

11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Securities in the open market or otherwise make a market in the Securities or otherwise attempt to induce others to purchase the Securities in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

12. You understand that the Underwriter may in connection with the offering engage in stabilizing transactions. If the Underwriter contracts for or purchases in the open market in connection with such stabilization any Securities sold to you hereunder and not effectively placed by you, the Underwriter may charge you the Selected Dealer’s concession originally allowed you on the Securities so purchased and you agree to pay such amount to us on demand.

13. We agree that without your consent we will not sell to any account over which we exercise discretionary authority any of the Securities which we purchase and which are subject to the terms of this Agreement.

14. By submitting an Offer to Purchase you confirm that you may, in accordance with Rule 15c3-1 adopted under the 1934 Act, agree to purchase the number of Securities you may become obligated to purchase under the provisions of this Agreement.

15. This Selected Dealer’s Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to conflict of laws principles thereunder. All disputes relating to this Selected Dealer’s Agreement shall be brought before the courts of Florida located in Broward County, Florida to the exclusion of all other courts that might have jurisdiction.

16. All communications from you should be directed to us at 1451 W. Cypress Creek Road, Site 204, Fort Lauderdale, Florida 33309, Attention: Doug Aguillila, Vice-President, at telephone number (954)334-3450 or facsimile number (954)229-9937. (All communications from us to you shall be directed to the address to which this letter is mailed. Any notice from us to you shall be deemed to have been fully authorized by the Underwriter and to have been duly given if mailed, telegraphed or telexed to you at the address to which this letter is mailed.)

17. This Selected Dealer’s Agreement shall terminate when we have determined that the public offering of the securities has been completed and upon telephonic notice to you of such termination, but if not previously terminated, this Selected Dealer’s Agreement shall terminate at the close of business on the 45th full business day after the date hereof, unless extended by us for an additional period or periods not exceeding 30 full business days in the aggregate upon telephonic notice to you; provided, however, whether extended or not, we shall have the right to terminate this Selected Dealer’s Agreement at any time. Such termination shall not affect your obligation to pay for any of the Securities purchased by you or any other liability under the Selected Dealer’s Agreement.

Very truly yours, NEWBRIDGE SECURITIES CORPORATION

By:
Name:
Title:	(Authorized Officer)

OFFER TO PURCHASE

The undersigned does hereby offer to purchase (subject to the right to revoke as set forth in paragraph 3) Securities* in accordance with the terms and conditions set forth above. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to such Securities. We further state that in purchasing such Securities we have relied upon such Prospectus and upon no other statement whatsoever, written or oral.

By:
Name:
Title:	(Authorized Officer)

*	If a number appears here which does not correspond with what you wish to offer to purchase, you may change the number by crossing out the number, inserting a different number and initializing the change.

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